Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-22700 on Form S-8 of our report dated July 13, 2007 appearing in this Annual Report on Form 11-K of the Amended and Restated Crane Co. Savings and Investment Plan for the year ended December 31, 2006.

DELOITTE & TOUCHE LLP

Stamford, CT
July 13, 2007